Exhibit 10.30

FIFTH MODIFICATION AGREEMENT

DATE:		September 25, 2015

PARTIES:	Borrower:	COLE OPERATING PARTNERSHIP V, LP, a Delaware limited partnership

	Administrative Agent for the Lenders:	JPMORGAN CHASE BANK, N.A.

	Lenders:	JPMORGAN CHASE BANK, N.A.

BANK OF AMERICA, N.A.

CAPITAL ONE, N.A.

RECITALS

A. Lenders have extended to Borrower a credit facility (“Loan”) in a maximum principal amount not to exceed $300,000,000.00 (subject to potential increases up to an aggregate maximum principal amount of $750,000,000.00 as set forth in the Credit Agreement defined below) at any time pursuant to that certain Credit Agreement dated as of April 25, 2014, among Borrower, Administrative Agent and the Lenders defined therein, as modified by the First Modification Agreement dated September 24, 2014, as further modified by the Second Modification and Lender Joinder Agreement dated October 17, 2014, as further modified by the Third Modification Agreement dated February 9, 2015, and as further modified by the Fourth Modification Agreement dated July 22, 2015 (the “Credit Agreement”). All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement.

B. Until the Unsecured Conversion, the Loan is secured by 100% of the Equity Interest in each Subsidiary Guarantor, pursuant to the Loan Documents.

C. The Continuing Guaranty executed April 25, 2014, the Subsidiary Guarantors that are a party thereto (including each counterpart agreement and amendment thereto, the “Guaranty”) was delivered to Administrative Agent for the benefit of the Lenders and guarantees the Loan.

D. Borrower, Administrative Agent and the Lenders desire to modify the Credit Agreement, as provided herein, and subject to the terms and conditions herein.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders agree as follows:

SECTION 1.	ACCURACY OF RECITALS.

Borrower acknowledges the accuracy of the Recitals.

SECTION 2.	MODIFICATION OF LOAN DOCUMENTS.

Effective July 15, 2015, the definition of “Unencumbered Asset Value” shall be amended to thereafter read, as follows:

“Unencumbered Asset Value” means, as of any date of calculation, the sum of: (a) for Qualified Unencumbered Properties owned eighteen (18) months or more, an amount equal to (i) Consolidated Net Operating Income during the Measurement Period most recently ended for such Qualified Unencumbered Properties divided by (ii) the Capitalization Rate, plus (b) 100% of the actual purchase price paid for Qualified Unencumbered Properties owned less than eighteen (18) months (excluding any costs and expenses incurred in connection therewith that were added to the purchase price, all as reasonably calculated and suggested by the Borrower and approved by the Administrative Agent in its reasonable discretion); provided, however, that on and after the First Anniversary Date (A) no tenant will account for greater than twenty percent (20%) of Unencumbered Asset Value without Administrative Agent’s reasonable approval, (B) no Qualified Unencumbered Property will account for greater than twenty percent (20%) of Unencumbered Asset Value without Administrative Agent’s reasonable approval, (C) Qualified Unencumbered Properties that are multi-tenant Projects (x) prior to January 31, 2016 shall not account for more than fifty percent (50%) of Unencumbered Asset Value, (y) commencing on January 31, 2016 through July 30, 2016 shall not account for more than thirty five percent (35%) of Unencumbered Asset Value, and (z) commencing on July 31, 2016 and thereafter shall not account for more than twenty-five percent (25%) of Unencumbered Asset Value, (D) Dark Qualified Unencumbered Properties will not account for greater than five percent (5%) of Unencumbered Asset Value without Administrative Agent’s reasonable approval, and (E) prior to January 31, 2016 a minimum of twenty two and one half percent (22.5%), and on and after January 31, 2016 a minimum of thirty percent (30%), of the Consolidated Net Operating Income generated by Qualified Unencumbered Properties used to calculate Unencumbered Asset Value shall be derived from investment grade (BBB- or above by S&P or Baa3 or above by Moody’s) tenants or tenants whose lease obligations are guaranteed by an investment grade (BBB- or above from S&P or Baa3 or above by Moody’s) entity (so long as such guaranty is in effect); provided that if a Tenant exceeds the percentage in subsection (A), or a Qualified Unencumbered Property exceeds the percentage limitation in subsection (B), or the applicable Qualified Unencumbered Properties exceed the percentage limitation in subsection (C), then the applicable Qualified Unencumbered Properties may continue to be included in the calculation of Unencumbered Asset Value, but the Unencumbered Asset Value shall be reduced by an amount to exclude therefrom, the portion of the Unencumbered Asset Value attributable to the excess of such percentage limitations, as reasonably calculated by the Borrower, and which calculations are reasonably acceptable to the Administrative Agent.

SECTION 3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

SECTION 4.	BORROWER REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Administrative Agent and the Lenders:

4.1 No Default exists under the Loan Documents.

4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Administrative Agent in connection with the Loan from the most recent financial statement received by Administrative Agent.

4.3 All representations and warranties made by Borrower and set forth in the Loan Documents are true and correct in all material respects on the date hereof, except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date.

4.4 As of the date hereof, Borrower knows of no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general application.

4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 5.	CONDITIONS PRECEDENT.

The agreements of Administrative Agent and the Lenders and the modifications contained herein shall not be binding upon Administrative Agent or the Lenders until Administrative Agent and Lenders have executed and delivered this Agreement, and Administrative Agent has received, at Borrower’s expense, all of the following, all of which shall be in form and content satisfactory to Administrative Agent and shall be subject to approval by Administrative Agent:

5.1 An original of this Agreement fully executed by Borrower;

5.2 An original of the attached Consent and Agreement of Guarantor fully executed by Guarantors;

5.3 An original of the attached Consent and Agreement of each Subordinated Creditor fully executed by VEREIT TRS CORP. fka ARCP TRS Corp., a Delaware corporation (individually, the “Subordinated Lender”) and by Advisor (defined in the Advisor Fee Subordination Agreement);

5.4 An original of the Third Amended and Restated Subordination Agreement shall be fully executed and delivered by the Borrower, Cole Credit Property Trust V, Inc., a Maryland corporation and the Subordinated Lender;

5.5 An opinion of counsel to the Loan Parties acceptable to Administrative Agent;

5.6 Certificates of the Borrower, Guarantors, and Subordinated Lender regarding authority, execution and delivery of this Agreement, and a Certificate of the Subordinated Lender regarding authority, execution and delivery of the Third Amended and Restated Subordination Agreement, which certificates may be a component of other certificates issued on matters and transactions beyond the scope of this Agreement;

5.7 The Borrower shall have paid to the Administrative Agent the fees the Administrative Agent has required for this Agreement to become effective;

5.8 Such other documents as Administrative Agent may reasonably require relating to the existence and good standing of Borrower, and the authority of any person executing this Agreement or other documents on behalf of Borrower; and

5.9 Payment of all reasonable out-of-pocket external costs and expenses incurred by Administrative Agent in connection with this Agreement (including, without limitation, outside attorneys costs, expenses, and fees).

SECTION 6.	INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower, Administrative Agent and the Lenders in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except as provided in the Credit Agreement. The terms of this Agreement shall control with respect to any inconsistencies, conflicts or ambiguities between or among the Agreement and the other Loan Documents.

SECTION 7.	BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower, Administrative Agent and the Lenders and their permitted successors and assigns.

SECTION 8.	CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.	COUNTERPART EXECUTION.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures on Following Pages]

DATED as of the date first above stated.

BORROWER:

COLE OPERATING PARTNERSHIP V, LP, a Delaware limited partnership, as Borrower

By:	Cole Credit Property Trust V, Inc., a Maryland corporation, its general partner

	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Ryan M. Dempsey
Name:	Ryan M. Dempsey
Title:	Authorized Officer

LENDERS:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Ryan M. Dempsey
Name:	Ryan M. Dempsey
Title:	Authorized Officer

BANK OF AMERICA, N.A.

By:	/s/ Dennis Kwan
Name:	Dennis Kwan
Title:	Vice President

CAPITAL ONE, N.A.

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Senior Vice President